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                                                                     EXHIBIT 4.1

  THIS RIGHTS CERTIFICATE WILL BE VALUELESS IF NOT RECEIVED BY THE SUBSCRIPTION
                AGENT BY 5:00 P.M., NEW YORK CITY TIME ON (DATE)

                         RIGHTS SUBSCRIPTION CERTIFICATE
                              PAPER WAREHOUSE, INC.

                                                         -----------------
                                                         CUSIP 698941 10 1
                                                         -----------------

THIS RIGHTS CERTIFICATE IS NOT TRANSFERABLE.

The terms and conditions of this Rights Offering are set forth in the prospectus relating to 1,500,000 shares of Common Stock, $.01 par value per share ("Shares"), of Paper Warehouse, Inc. (the "Company") dated August 31, 2000 (the "Prospectus") and are incorporated herein by reference. Copies of the Prospectus are available upon request from the Company and Wells Fargo Bank Minnesota, N.A. (the "Subscription Agent"). Capitalized terms used herein without definition shall have the meanings set forth in the Prospectus.

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                       SUBSCRIPTION PRICE: $1.25 PER SHARE

    (The number of rights you are entitled to are listed on the label below.
            You may under subscribe as detailed in the Prospectus.)
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The rights represented by this Rights Subscription Certificate, in whole or in part, may be exercised by duly completing Sections 1 and 2 below. Before exercising Rights, Rights holders are urged to read carefully and in its entirety the Prospectus, copies of which are available from the Company and the Subscription Agent.

IMPORTANT - Complete the appropriate Section below and delivery instructions, and Sign on reverse side. Subject to the provisions of the Prospectus, if the instructions of the registered holder hereof are insufficient to delineate the proper action to be taken with respect to all of the Rights evidenced hereby, such action as is clearly delineated in such holder's instructions will be taken.

The registered holder of Rights whose name is set forth herein, or assigns, is entitled to subscribe for one share of Common Stock of the Company at a Subscription Price of $1.25 per Share (the "Subscription Price") for each whole Right evidenced hereby under the terms and subject to the conditions set forth in the Prospectus. Payment of the full Subscription Price for all Shares subscribed for pursuant to the exercise of Rights must accompany this properly completed and duly executed Rights Subscription Certificate, payable in United States currency by personal check, cashier's check, bank draft or money order drawn on a bank located in the United States, payable to "Wells Fargo Bank Minnesota, N.A., as Subscription Agent." PLEASE WRITE YOUR ACCOUNT NUMBER, SHOWN ON THE ABOVE LABEL, ON YOUR CHECK, BANK DRAFT OR MONEY ORDER.

Dated:                                     Paper Warehouse, Inc.

COUNTERSIGNED:                             BY:__________________________________
         WELLS FARGO BANK MINNESOTA, N.A.     Yale T. Dolginow, President


BY:______________________________________  BY:__________________________________
         Authorized Officer                   Diane C. Dolginow, Secretary

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INSTRUCTIONS: To exercise all or part of the Rights evidenced by this Rights
Subscription Certificate, please complete Section 1. In order to have the Subscription Agent deliver Shares issued upon the exercise of Rights to another person or delivered to an address other than the one listed on the face of this Rights Subscription Certificate, please complete Section 2, including signature, below.

ANY EXERCISE OF RIGHTS EVIDENCED HEREBY IS IRREVOCABLE.


SECTION 1 - EXERCISE AND SUBSCRIPTION: The undersigned hereby exercises Rights to subscribe for Shares as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

I WISH TO PURCHASE ________________________upon exercise of my RIGHTS at $1.25 =

$____________________ (Number of shares - whole number only)

/  / Check, Bank Draft, or Money Order Payable to Wells Fargo Bank
     Minnesota, N.A., as Subscription Agent.

/ / Wire Transfer Directly to the Escrow Account Maintained by Wells Fargo Bank Minnesota, N.A., as Subscription Agent, at Wells Fargo Bank Minnesota, N.A., ABA ROUTING 091000019, for Credit Account #0001067899. PAPER WAREHOUSE, INC. RIGHTS OFFERING, Attn: Reorganization Department (800) 380-1372.


SECTION 2 - SPECIAL INSTRUCTIONS:

/ / CHECK HERE FOR SPECIAL DELIVERY INSTRUCTIONS. The Subscription Agent is hereby authorized to deliver Certificates for the Shares subscribed for to the undersigned at the address below.


Name:             _____________________________________________________

Address:          _____________________________________________________

                  _____________________________________________________


Dated: ____________, 2000  ____________________________________________________
                           Signature(s) of Holder(s) (exactly as it appears on the face of this Certificate)